Exhibit (a)(1)(E)
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING COMMON SHARES AND
ALL OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH REPRESENTING ONE
COMMON SHARE

OF

OLINK HOLDING AB (publ)

PURSUANT TO THE OFFER TO PURCHASE
DATED OCTOBER 31, 2023

BY

GOLDCUP 33985 AB (u.c.t. Orion Acquisition AB)

A DIRECT, WHOLLY OWNED SUBSIDIARY

OF

THERMO FISHER SCIENTIFIC INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M.,
NEW YORK TIME, ON NOVEMBER 30, 2023 (THE “EXPIRATION DATE”), UNLESS THE OFFER
IS EXTENDED OR EARLIER TERMINATED.
October 31, 2023
To Our Clients:
Enclosed for your consideration is an offer to purchase, dated October 31, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) corresponding to the offer by Goldcup 33985 AB (u.c.t. Orion Acquisition AB), a private limited liability company organized under the laws of Sweden (“Buyer”) and a direct, wholly owned subsidiary of Thermo Fisher Scientific Inc., a Delaware corporation (“Parent”), to purchase (the “Offer”):
(i) all of the outstanding common shares, quota value SEK 2.431906612623020 per share (the “Shares”), and
(ii) all of the outstanding American Depositary Shares of Olink, each representing one Share (the “ADSs” and, together with the Shares, the “Offer Securities”)
of Olink Holding AB (publ), Reg. No. 559189-7755, a public limited liability company organized under the laws of Sweden (“Olink” or the “Company”), at a purchase price of $26.00 per Share (that is not represented by an ADS) or $26.00 per ADS, as applicable, in cash, without interest, payable in U.S. dollars, less the amount of any fees, expenses and withholding taxes that may be applicable upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Acceptance Form for Shares or ADS Letter of Transmittal, as applicable, accompanying the Offer to Purchase. No fraction of a Share or ADS will be purchased from any holder and all payments to tendering holders of Common Shares and ADSs pursuant to this Offer to Purchase will be rounded to the nearest whole cent.
We (or our nominees) are the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. Please provide instructions with sufficient time to permit us or our nominees to tender your ADSs by the Expiration Date.
Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related the ADS Letter of Transmittal.
YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO TENDER YOUR ADSs ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 6:00 P.M., NEW YORK TIME, ON NOVEMBER 30, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
Your attention is directed to the following:
1. The Offer commenced on October 31, 2023 and will expire at 6:00 p.m., New York time, on November 30, 2023, unless the Offer Period is extended or earlier terminated.
2. The Offer is open to all holders of ADSs, wherever located and does not extend to Shares or ADSs that Parent, Buyer or their affiliates may, in the future, hold, or to Shares or ADSs held in treasury by Olink or its affiliates.
3. The Offer is subject to the satisfaction or waiver of various conditions described in Section 15—”Conditions to the Offer” in the Offer to Purchase.
4. Neither Parent nor Buyer will pay any fees or commissions to any broker or dealer or to any other person (other than certain parties described in the Offer to Purchase; see Section 18—“Fees and Expenses” in the Offer to Purchase) in connection with the solicitation of tenders of Offer Securities pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other nominees will, upon request, be reimbursed by Buyer for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.
5. If required by U.S. federal income tax laws, The Bank of New York Mellon (the “ADS Tender Agent”) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Offer (see Section 5—“Material U.S. Federal Income Tax Consequences for U.S. Holders—Information Reporting and Backup Withholding” in the Offer to Purchase).
6. A tender of the ADSs held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the ADSs, pursuant to your instructions. If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the Offer. An envelope in which to return your instructions to us is enclosed for your convenience.
7. Under no circumstances will Buyer pay interest on the consideration paid for ADSs pursuant to the Offer, regardless of any delay in making such payment.
THE MATERIALS RELATING TO THE OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE ADSs HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.
IF YOU WISH TO TENDER SUCH ADSs IN THE OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
If you hold Shares, for information about tendering your Shares please contact your financial institution through which your Shares are held or Georgeson LLC, as information agent (the “Information Agent”) for the Offer, at +1 866 821 2550 (U.S. toll-free), +1 781 222 0033 (outside U.S. & Canada) or +46 846 007 389 (Sweden) or via email at olink@georgeson.com.
Payment for ADSs accepted for payment pursuant to the Offer will be made only after timely receipt of the required documents by the ADR Depositary in accordance with the procedures described in Section 3—“Procedures for Accepting the Offer and Tendering Offer Securities” of the Offer to Purchase.
You may request additional information or copies of the Offer to Purchase and ADS Letter of Transmittal from the Information Agent at its address and telephone number set forth below.

The Information Agent for the Offer is:

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Shareholders, Banks and Brokers

Call Toll Free:
+1 866 821 2550

Outside U.S. & Canada:
+1 781 222 0033

Sweden:
+46 846 007 389

Via E-mail: olink@georgeson.com

INSTRUCTION FORM WITH RESPECT TO
OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES AND
ALL OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH REPRESENTING ONE
COMMON SHARE

OF

OLINK HOLDING AB (publ)

PURSUANT TO THE OFFER TO PURCHASE
DATED OCTOBER 31, 2023

BY

GOLDCUP 33985 AB (u.c.t. Orion Acquisition AB)

A DIRECT, WHOLLY OWNED SUBSIDIARY

OF

THERMO FISHER SCIENTIFIC INC.
The undersigned hereby instruct(s) you to tender the number of ADSs indicated below (and if no number is indicated, all ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer to Purchase and in the ADS Letter of Transmittal.
The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of ADSs, will be determined by Buyer, in its sole discretion and that Buyer reserves the absolute right to waive any defect or irregularity in any tender of ADSs by any holder, whether or not similar defects or irregularities are waived in the case of other holders of ADSs.
Number of ADSs to be Tendered:	SIGN HERE

ADSs*

Signature(s)
Account Number:

Name(s)
Dated

Address(es)

* Unless otherwise indicated, it will be assumed that all ADSs held for the undersigned’s account are to be tendered.	Area Code and Telephone Number

Taxpayer Identification or Social Security Number